Exhibit 10.2
THIRD AMENDMENT TO CREDIT AGREEMENT
THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 22, 2008, by and between CRAY INC., a Washington corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).
RECITALS
WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 29, 2006, as amended from time to time (“Credit Agreement”).
WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:
1. Notwithstanding any provision to the contrary in the Credit Agreement or in the Line of Credit Note, the maximum amount available for advances and Letters of Credit under the Line of Credit shall at all times be reduced by an amount equal to the Maximum Potential Exposure (defined below) of all outstanding foreign exchange contracts between Borrower and Bank. If at any time, the sum of (a) the outstanding principal balance of advances under the Line of Credit, (b) the amount available to be drawn under outstanding Letters of Credit, (c) amounts drawn under Letters of Credit and not yet reimbursed to Bank, and (d) the amount of the Maximum Potential Exposure exceeds $1,398,384.00, Borrower shall on demand by Bank (a) make a principal reduction of the outstanding principal balance of the Line of Credit in the amount of such excess, or (b) if no advances are outstanding, provide cash collateral (maintained at Bank and which may be in the securities account which secures Borrower’s obligations to Bank hereunder) in the amount of such excess as security for Borrower’s liability under Letters of Credit and/or foreign exchange contracts in the amount of such excess. The foregoing cash collateral requirement is in addition to Borrower’s requirement to maintain the Collateral Value of the Securities Account equal to at least $1,398,384.00 as set forth in the Amended and Restated Addendum to Security Agreement dated as of the date hereof executed by Borrower and Bank.
2. Section 1.1 (a) is hereby amended by deleting “Ten Million Dollars ($10,000,000.00)” as the maximum principal amount available under the Line of Credit, and by substituting for said amount “One Million Three Hundred Ninety Eight Thousand Three Hundred Eighty Four Dollars ($1,398,384.00).”
3. Section 1.1 (b) is hereby amended by deleting “Ten Million Dollars ($10,000,000.00)” as the maximum principal amount available under the Letter of Credit Subfeature, and by substituting for said amount “One Million Three Hundred Ninety Eight Thousand Three Hundred Eighty Four Dollars ($1,398,384.00).”
4. Section 4.10 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 4.10. LIQUIDITY. In addition to minimum balances in the Collateral account as defined in the ADDENDUM TO SECURITIES AGREEMENT, Borrower (a) shall maintain liquid assets (defined as cash, cash equivalents and/or publicly traded/quoted marketable securities acceptable to Bank in its sole discretion) with an aggregate fair market value not at any time less than One Million Three Hundred Ninety Eight Thousand Three Hundred Eighty Four Dollars ($1,398,384.00). Further, not later than 30 days after the end of each quarter Borrower shall provide to Bank copies of all Borrower’s current account statements for deposit, brokerage and other accounts, together with such other information as Bank may require to determine compliance with this covenant.”
5. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.
6. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
CRAY INC.		NATIONAL ASSOCIATION

By:	/s/ Brian C. Henry	By:	/s/ Russell Carson

	Brian C. Henry, Executive		Russell Carson, Relationship Manager
Vice President, Chief Financial Officer

By:	/s/ Kenneth W. Johnson

Kenneth W. Johnson, Senior V.P.,
General Counsel, Corporate Secretary